UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2017

MEREDITH CORPORATION
(Exact name of registrant as specified in its charter)

Iowa	1-5128	42-0410230
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

1716 Locust Street, Des Moines, Iowa		50309-3023
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (515) 284-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

Meredith Corporation (the "Company") held its Annual Meeting on November 8, 2017. The following is a summary of the voting results for each matter presented to shareholders at the Annual Meeting.

Proposal One. Election of Directors.
The Company's shareholders elected three persons nominated as Class I directors of the Company as set forth below:

Nominees	For *	Withhold	Broker Non-Votes
Class I
Philip A. Marineau	76,976,676	6,473,493	2,665,655
Elizabeth E. Tallett	77,845,856	5,604,313	2,665,655
Donald A. Baer	82,631,383	818,786	2,665,655

The Company's shareholders elected one person nominated as a Class II director of the Company as set forth below:

Nominees	For *	Withhold	Broker Non-Votes
Class II
Thomas H. Harty	77,416,078	6,034,091	2,665,655

The Company's shareholders elected one person nominated as a Class III director of the Company as set forth below:

Nominees	For *	Withhold	Broker Non-Votes
Class III
Beth J. Kaplan	83,320,581	129,588	2,665,655
* As specified on the proxy card, if no vote For or Withhold was specified, the shares were voted For the election of the named director.

Proposal Two. The Company's shareholders voted to approve, on an advisory basis, the executive compensation program for the Company's named executive officers as described in the proxy statement.

For	Against	Abstain	Broker Non-Votes
79,543,180	3,837,398	65,591	2,665,655

Proposal Three. The Company's shareholders voted to approve, on an advisory basis, the frequency with which the Company will conduct future advisory votes on executive compensation.

1 Year	2 Years	3 Years	Abstain	Broker Non-Vote
76,185,149	89,188	7,072,253	93,580	2,675,655

Proposal Four. The Company's shareholders ratified the appointment of KPMG LLP as the Company's independent registered public accounting firm for the Company for the fiscal year ending June 30, 2018.

For	Against	Abstain	Broker Non-Votes
85,872,912	220,601	22,311	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MEREDITH CORPORATION Registrant

/s/ John S. Zieser
John S. Zieser Chief Development Officer, General Counsel and Secretary

Date:	November 9, 2017